EXHIBIT 8.1

                              LIST OF SUBSIDIARIES


We have the following significant subsidiaries:


                                    COUNTRY OF                  OWNERSHIP
UBSIDIARY NAME                     INCORPORATION               PERCENTAGE
--------------                     -------------               ----------
ltek Europe Ltd..................  United Kingdom                 100%
n-Eltek Netherlands 2002 B.V.....  Netherlands                    100%
ubatronik Leiterplatten GmbH.....  German                         76%